                                                                    EXHIBIT 23.4

                          Independent Auditor's Consent

The Board of Directors
Community Bancshares, Inc. and subsidiaries
Wilkesboro, North Carolina

We consent to the use of our report dated February 22, 2002, on the consolidated financial statements of Community Bancshares, Inc. and subsidiaries as of and for the year ended December 31, 2001, included and incorporated by reference in Amendment No 1 to the registration statement on form S-4 (File No. 333-99665), and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/  CHERRY, BEKAERT & HOLLAND, L.L.P.




Greensboro, North Carolina

October 24, 2002